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                                                                     EXHIBIT 3.8



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                                VIVENDI UNIVERSAL

                                 (F/K/A VIVENDI)

                                       AND

                              THE BANK OF NEW YORK

                                  As Depositary



                                       AND

          OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS

                                Deposit Agreement



                           Dated as of April 19, 1995

                  Amended and Restated as of September 11, 2000

                   Amended and Restated as of December 8, 2000



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                                DEPOSIT AGREEMENT

                  DEPOSIT AGREEMENT dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among VIVENDI UNIVERSAL, incorporated under the laws of The Republic of France (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodians (as hereinafter defined) as agents of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

                  WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

                  NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1. DEFINITIONS

                  The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit
Agreement:

         SECTION 1.01 American Depositary Shares.

                  The term "American Depositary Shares" shall mean the securities, as evidenced by the Receipts, representing the interests in the Deposited Securities. Each American Depositary Share shall represent one Share, until there shall occur a distribution upon Deposited Securities covered by
Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

         SECTION 1.02 Beneficial Owner

                  The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt
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it being understood that the term "Beneficial Owner" shall not include any agent or financial intermediary holding an interest in a Receipt solely to the extent such interest is held for or on behalf of a Beneficial Owner.

         SECTION 1.03 Commission.

                  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

         SECTION 1.04 Company.

                  The term "Company" shall mean Vivendi Universal, incorporated under the laws of France, and its successors.

         SECTION 1.05 Custodians.

                  The term "Custodians" shall mean the Paris, France office of BNP Paribas, the Nantes, France office of Societe Generale and the Paris, France office of Credit Lyonnais, as agents of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

         SECTION 1.06 Deliver; Endorse; Execute; Issue; Register; Surrender; Transfer; Cancel.

                  The terms "deliver", "endorse", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to the Direct Registration System, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

         SECTION 1.07 Deposit Agreement.

                  The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

         SECTION 1.08 Depositary; Corporate Trust Office.

                  The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.



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         SECTION 1.09 Deposited Securities.

                  The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodians in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

         SECTION 1.10 Direct Registration Systems; DRS.

                  The terms "Direct Registration System" and "DRS" shall mean the direct registration system maintained and operated by the Depository Trust Company, pursuant to which the Depositary may register the ownership of uncertificated Receipts in book-entry form, which ownership shall be evidenced by periodic statements provided by the Depositary to the Owners entitled thereto.

         SECTION 1.11 Dollars; Euro.

                  The term "Dollars" shall mean United States dollars. The term "Euro" shall mean the common currency of the participating member countries in the European Monetary Union.

         SECTION 1.12 Foreign Registrar.

                  The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

         SECTION 1.13 Owner.

                  The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose, including Registered Owners as defined in Section 2.10.

         SECTION 1.14 Receipts.

                  The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares and shall, for the avoidance of doubt, include Receipts delivered pursuant to the Direct Registration System.

         SECTION 1.15 Registrar.

                  The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided and all include any co-registrar appointed by the Depositary, upon consultation with the Company.



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         SECTION 1.16 Restricted Securities.

                  The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under such Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or France, or under a shareholder agreement or the Statuts of the Company.

         SECTION 1.17 Securities Act of 1933.

                  The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

         SECTION 1.18 Shares.

The term "Shares" shall mean the ordinary shares in registered or bearer form of the Company, heretofore validly issued and outstanding and fully paid, and nonassessable or hereafter validly issued and outstanding and fully paid and nonassessable; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or the occurrence of any other event described in Section 4.08, the term "Shares" shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such event described in Section 4.08.



ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER
           AND SURRENDER OF RECEIPTS

         SECTION 2.01 Form and Transferability of Receipts.

                  Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and if a Registrar for the Receipts shall have been appointed countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary


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shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

                  The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

                  Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and the Depositary and the Company shall not have any obligation or be subject to any liability under this Deposit Agreement to any Beneficial Owner of a Receipt unless such Beneficial Owner is the Owner thereof.

         SECTION 2.02 Deposit of Shares.

                  Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by any person (including by electronic transfer thereof) (i) in the case of Shares in registered form, by inscription of ownership of such Shares in the name of the Depositary in the Company's share register and in an account maintained by a Custodian as agent on behalf of the Depositary, or (ii) in the case of Shares in bearer form, in an account maintained by a Custodian, as accredited financial intermediary on behalf of such Owner, in the name of the Depositary pursuant to appropriate instructions for transfer in a form satisfactory to the Company or the Foreign Registrar or the Custodian, as the case may be, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Shares so deposited. The Company or the Foreign Registrar or the Custodian will, upon request by the Depositary, issue or cause to be issued written confirmations as to holdings of Shares, it being agreed and understood that such confirmations do not constitute documents of title. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by


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the governmental body in The Republic of France, if any, which is then performing the function of the regulation of currency exchange or which has jurisdiction over foreign investment or regulates foreign ownership of French companies.

                  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or the Custodian with respect to such Shares of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares.

                  As long as the Depositary holds any Shares pursuant to this Deposit Agreement, the Depositary shall ensure that at least one Share is owned in the name of the Depositary and one Share is owned in the name of the Custodian, each in registered form. All other Shares may be held either in registered or in bearer form as permitted by the laws of The Republic of France and the Company's statuts from time to time. The Depositary agrees that it will not deliver Shares prior to the receipt and cancellation by it of Receipts.

         SECTION 2.03 Execution and Delivery of Receipts.

                  Upon receipt by any Custodian of any deposit pursuant to
Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company, the Foreign Registrar or the Custodian, as applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.


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         SECTION 2.04 Transfer of Receipts; Combination and Split-up of
Receipts.

                  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a person acting pursuant to a duly authorized power of attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

                  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

                  The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.

                  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

         SECTION 2.05 Surrender of Receipts and Withdrawal of Shares.

                  Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Company's Statuts and the Deposited Securities, the Owner of such Receipt shall be entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or the Foreign Registrar in the case of Shares in registered form, or maintained by the Custodian, as the accredited financial intermediary on behalf of such Owner or such person designated by such Owner in the case of Shares in bearer form, of


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the amount of the Deposited Securities at the time evidenced by such Receipt.
Such transfer shall be made, as hereinafter provided, without unreasonable delay.

                  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account maintained by the Company or the Foreign Registrar, in the name of such Owner or such name as shall be designated by such Owner in the case of Shares in registered form, or maintained by an accredited financial intermediary on behalf of the Owner or such person designated by such Owner in the case of Shares in bearer form. Thereupon the Depositary shall, in its discretion, effect the transfer of, or direct one (or more) of the Custodians, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to effect the transfer of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

                  In the event any transfer of Deposited Securities under this
Section 2.05 would otherwise require transfer of fractional Deposited Securities, the Depositary may sell the amount of Deposited Securities represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.

         SECTION 2.06 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

                  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodians or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

                  The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally


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may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or the Statuts of the Company, or for any other reason, subject to the provisions of Section 7.07 hereof and the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary shall comply with written instructions from the Company requesting that the Depositary not accept for deposit hereunder any Shares or rights reasonably identified in such instructions in order to facilitate the Company's compliance with U.S. securities laws or the laws of any state of the United States or the laws of The Republic of France.

         SECTION 2.07 Lost Receipts, Etc.

                  In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

         SECTION 2.08 Cancellation and Destruction of Surrendered Receipts.

                  All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

         SECTION 2.09 Pre-Release of Receipts.

                  Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section
2.02 (a "Pre-Release"). The Depositary shall not deliver Shares prior to the receipt and cancellation of American Depositary Shares; provided, however that the Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-


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Released, whether or not such cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered, that such person, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

                  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

         SECTION 2.10 Direct Registration System.

                  (a) American Depositary Shares may be maintained by Owners with the Depositary in book-entry form in the Direct Registration System. If an Owner opts to hold American Depositary Shares in DRS, a separate entry in the books and records of the Depositary, will be established in the name of each registered Owner of American Depositary Shares or, if there is more than one registered Owner for the same American Depositary Shares, in the name of all such registered Owners of such American Depositary Shares (the registered Owner of American Depositary Shares is referred to herein as, or if there is more than one registered Owner of the same American Depositary Shares, such registered Owners are collectively referred to herein as, "Registered Owner"). Upon issuance of American Depositary Shares in DRS, the American Depositary Shares of each Registered Owner will be registered in the name of each such Registered Owner. Each Registered Owner will be given the option of (i) receiving a certificate representing its American Depositary Shares, (ii) transferring such American Depositary Shares to a broker designated unanimously by the Registered Owner of such American Depositary Shares or (iii) maintaining their American Depositary Shares in DRS.

                  (b) A feature of DRS (currently referred to as "Profile") allows a broker, claiming to act on behalf of a Registered Owner of American Depositary Shares, to direct the Depositary to transfer to such broker the American Depositary Shares


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designated by such broker. The Depositary will be authorized and directed to comply with such directions from a broker only upon receipt of prior written authorization from the Registered Owner of such American Depositary Shares authorizing the Depositary to transfer such American Depositary Shares either to a broker specified by the Registered Owner (it being understood that each Registered Owner may designate only one broker) or to any broker.

                  (c) The Depositary will not verify, determine or otherwise ascertain the accuracy and authenticity of the prior written authorization provided for in (b) above and it shall have no liability in relying upon such prior written authorization.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

         SECTION 3.01 Filing Proofs, Certificates and Other Information.

                  Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodians such proof of citizenship or residence, exchange control approval, payment of applicable French or other taxes or governmental charges or legal or beneficial ownership or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, and to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

                  The Depositary shall provide the Company, upon the Company's request and in a timely manner, with copies of any information or other material which it receives pursuant to this Section 3.01.

         SECTION 3.02 Liability of Owner for Taxes.

                  If any tax or other governmental charge shall become payable by the Custodians or the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any


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such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency. If the Depositary shall sell for the account of the Owner thereof any part or all of the Deposited Securities in order to obtain proceeds with which to pay any tax or governmental charge, the Depositary shall reduce the number of Receipts of such Owner to reflect the Deposited Securities sold and shall pay to the Owner any net proceeds, or deliver to the Owner any other property, remaining after the Depositary has paid such tax or other governmental charge.

         SECTION 3.03 Warranties on Deposit of Shares.

                  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and nonassessable and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of Shares and the issuance of Receipts evidencing American Depositary Shares representing such Shares does not violate the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

         SECTION 3.04 Information Requests.

                  The Company may from time to time request Owners of Receipts to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts as to the nature of such interest and various other matters. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owner and to forward to the Company any responses to such requests received by the Depositary.

         SECTION 3.05 Disclosure of Interest.

                  Notwithstanding any other provisions of this Deposit Agreement, each Owner and Beneficial Owner of Receipts agrees to comply with the Company's Statuts, as they may be amended from time to time, and the laws of The Republic of France, if applicable, with respect to the disclosure requirements regarding ownership of Shares, all as if such Receipts were, for this purpose, the Shares represented thereby.

                  In order to facilitate compliance with the notification requirements, an Owner or Beneficial Owner of Receipts may deliver any notification to the Depositary and the Company with respect to Shares represented by American Depositary Shares, and the Company shall, as soon as practicable, forward such notification if applicable, to the Conseil des Marches Financiers or any other authorities in The Republic of France.

                  On the date of this Agreement, the Company's Statuts provide that any individual or entity, acting alone or in concert with others, that acquires or disposes of, directly or indirectly, more than 0.5%, or any multiple thereof, of the Company's outstanding share capital, voting rights or securities convertible into the share capital of the Company, or who falls below any such level, must notify the Company, within 15 calendar days from the date of crossing any such threshold, of the number of Shares, voting rights or securities convertible into the share capital of the Company that such individual or entity holds, directly or indirectly or in concert with others. In the event of a failure to comply with such notification requirement, upon the request of one or more shareholders holding no less than 0.5% of the Company's share capital, the Shares (including the Shares represented by American Depositary Shares) or rights relating to Shares of the Company in excess of the relevant threshold will be deprived of voting rights for all shareholder meetings until the end of a two-year period following the date on which the Owner or the Beneficial Owner has complied with such notification requirements.

                  The provisions described in this Section 3.05 are applicable to Owners and Beneficial Owners, but the Company acknowledges and agrees it shall not consider the Depositary (solely in its capacity as the Depositary), any Custodian (solely in its capacity as a Custodian) or any agent or financial intermediary holding an interest in a Receipt (solely to the extent such interest is held for or on behalf of a Beneficial Owner) to be a single shareholder holding in excess of 0.5% of the Company's outstanding share capital or voting rights or securities convertible into the share capital of the Company for purposes of the Company's Statuts.

ARTICLE 4. THE DEPOSITED SECURITIES

         SECTION 4.01 Cash Distributions.

                  Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes under French or other applicable law, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

         SECTION 4.02 Distributions Other Than Cash, Shares or Rights.

                  Subject to the provisions of Sections 4.10, 5.07 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary, after consultation with the Company, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01 hereof.

         SECTION 4.03 Distributions in Shares.

                  Subject to applicable U.S. and French law, the Company's compliance with its obligations under Section 5.07, and to the other terms of this Deposit Agreement, in the event that the holders of Shares are granted the option to receive dividends on such Shares in the form of cash or additional Shares, Owners of Receipts shall be granted the option to receive dividends on Receipts in the form of cash or additional Receipts on an equivalent basis.

                  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall, subject to the Company's compliance with its obligations under Section 5.07 of this Deposit Agreement, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.10 and the payment of the fees of the Depositary as provided in Section 5.09. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed (except by reason of and in accordance with the immediately preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

         SECTION 4.04 Rights.

                  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares, securities convertible into Shares or any rights of any other nature, the Depositary will make such rights available to the Owners entitled thereto, provided, that without limiting the obligations of the Company under
Section 5.07, if the Depositary cannot make such rights available to the Owners entitled thereto, the Depositary shall dispose of such rights on behalf of such Owners and make the net proceeds available in dollars to such Owners or, if by the terms of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such Owners nor dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, subject to the Company's compliance with the terms of Section 5.07 of this Deposit Agreement, take action as follows:

                           (i) the Depositary shall distribute warrants or other instruments for rights to Owners entitled thereto, and, then, upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares or other property to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares or other property, and the Company shall cause the Shares or other property so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause any Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental change as provided in
         Section 4.10; or

                           (ii) without limiting the Company's obligations under
         Section 5.07, if at the time of the offering of any rights the Depositary determines that it is not lawful to make such rights available to all or certain Owners by means of warrants or otherwise, or if the rights represented by such warrants of such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, at public or private sale, at such place or places and upon such terms as it may deem reasonable and proper and allocate the net proceeds of such sales for the account of the Owners otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

                  Without limiting the Company's obligations under Section 5.07, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate, or any filing, report, approval or consent of any third party is required in order for the Company to offer such rights to Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to Owners unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Owners are exempt from registration under the provisions of the Securities Act of 1933 or such filing, report, approval or consent has been submitted, obtained or granted, as the case may be.

                  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

         SECTION 4.05 Conversion of Foreign Currency.

                  Whenever the Depositary or the Custodians shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can be converted into Dollars and the resulting Dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be promptly distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

                  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

                  If at any time the Depositary shall determine that any foreign currency received by the Depositary or the Custodians is not convertible into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

                  If any such conversion of foreign currency, in whole or in part, cannot be legally effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

         SECTION 4.06 Fixing of Record Date.

                  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, whenever the Company shall request the approval of Owners pursuant to the terms of Section 6.01, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same record date as the corresponding record date fixed by the Company, or as close thereto as practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) entitled to give approval in accordance with the terms of Section 6.01, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

         SECTION 4.07 Voting of Deposited Securities.

         (a) Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities sent by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners at the Company's expense (a) an English version of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06, (b) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to
Section 4.06 hereof will be entitled, subject to any applicable provisions of French law, the Statuts of the Company and the Deposited Securities (which provisions, if any, shall be summarized in pertinent part in such statement), to exercise the voting rights (subject to the procedures and restrictions detailed below), if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (c) English translations of any materials or other documents provided by the Company for the purpose of enabling such Owner to exercise such voting rights, by means of voting by mail (formulaire de vote par correspondance) or by proxy (pouvoirs) or by proxy in blank (pouvoirs en blanc) or otherwise, or to the extent the Company is required by U.S. law or U.S. stock exchange rules to send the Owners a document in English that includes substantially the same information, with an equivalent or greater level of detail, in the aggregate, than a non-English document that is to be sent to the holders of Shares, the Depositary may send the Owners such English document in lieu of such non-English document and (d) a voting instruction card (which may include a formulaire de vote par correspondance or procuration and (when applicable) all other information, authorizations and certifications required under French law to vote Shares in registered form and Shares in bearer form) to be prepared by the Depositary and the Company (a "Voting Instruction Card") (including a statement as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card will be voted, provided that the Depositary shall not have the power to exercise any voting discretion) setting forth the date established by the Depositary for the receipt of such Voting Instruction Card (the "Receipt Date") and setting forth the Limitation Instruction (as defined below), and accompanied by the Voting Instruction Notice (as defined below). The Company agrees to deliver the foregoing materials to the Depositary sufficiently in advance of such meeting to enable the Depositary to deliver such materials to the Owners sufficiently in advance of the Receipt Date so that the Owners and Beneficial Owners have a sufficient period of time to complete and return their Voting Instruction Cards prior to the Receipt Date; provided, however, that the Depositary shall have no obligations or be subject to any liability with respect to the Company's obligation set forth in this sentence.

         (b) The parties hereto acknowledge that, pursuant to the Company's Statuts (as in effect as of the date of this Deposit Agreement), shareholders of the Company owning, as defined under the Statuts of the Company and Article L 233-9 of the French Commercial

Code to which those Statuts refer, in excess of 2% of the total voting power of the Company will have their voting rights adjusted through the application of a formula designed to limit the voting power of those shareholders to that which they would possess if 100% of the shareholders were present at the meeting at which the vote in question takes place. This provision is applicable to Owners and Beneficial Owners, but the Company acknowledges and agrees it shall not consider the Depositary (solely in its capacity as the Depositary), any Custodian (solely in its capacity as a Custodian) or any agent or financial intermediary holding an interest in a Receipt (solely to the extent such interest is held for or on behalf of a Beneficial Owner) to be a single shareholder holding in excess of 2% of the total voting power of the Company for purposes of the Company's Statuts.

         (c) For the purposes of facilitating compliance with the provisions of the preceding paragraph, the Depositary and the Company will require that Voting Instruction Cards distributed to Owners and Beneficial Owners contain either an instruction substantially in the form of the following (the "Limitation Instruction"):

                  "By completing this Voting Instruction Card and returning it
         (1) to The Bank of New York, the Depositary for the American Depositary Shares (if you are voting American Depositary Shares held in certificated or book-entry form), or (2) to your financial intermediary (if you are voting American Depositary Shares held indirectly though a broker or financial institution), you are representing that you do not own (as defined in the Statuts of the Company and Article L 233-9 of the French Commercial Code to which those Statuts refer) or beneficially own more than 2% of the total voting power of Vivendi Universal (including your voting power through your ownership of American Depositary Shares)."

or, if practicable, a box that, if marked by an Owner or Beneficial Owner, will indicate that such Owner or Beneficial Owner does not own more than 2% of the total voting power of the Company, including through ownership of American Depositary Shares.

         (d) Accompanying the Voting Instruction Card shall be an instruction, substantially in the following form (the "Voting Instruction Notice"):

                  If you own, as defined under the Statuts of the Company and Article L 233-9 of the French Commercial Code to which those Statuts refer, more than 2% of Shares, including Shares held in the form of American Depositary Shares ([insert 2%] Shares as of [date]), you must contact The Bank of New York, as Depositary, at [phone number] to obtain instructions as to how to exercise your voting rights. The Bank of New York will require you to identify the total number of American Depositary Shares and Ordinary Shares that you own and the manner in which you own them, and will provide instructions as to where you should send this Voting Instruction Card. If you own more than 2% of the total voting power of Vivendi Universal, your voting rights will be adjusted in accordance with Vivendi Universal's Statuts (its governing document) such that your actual voting power will be limited to that which you would possess if 100% of the shareholders were present at the shareholders meeting. If you own more than 2% of the total voting power of Vivendi Universal and submit this Voting Instruction Card without first contacting The Bank of New York and following its instructions, then your Voting Instruction Card will be invalid. An agent or financial intermediary is not deemed to be the owner of Shares for or on behalf of another person."

         (e) Any Voting Instruction Card will be invalid if submitted by any Owner or Beneficial Owner who owns in excess of 2% of the total voting power of the Company if the Voting Instruction Card is submitted by an Owner (other than an agent or financial intermediary holding an interest in a Receipt for or on behalf of a Beneficial Owner) to the Depositary or by a Beneficial Owner to an agent or financial intermediary holding an interest in a Receipt for or on behalf of a Beneficial Owner, in either case without first contacting the Depositary and following its instruction as contemplated by the Voting Instruction Notice. The Depositary agrees, upon receipt of such contact, to promptly notify the Company of such contact and to forward the Voting Instruction Card, upon receipt thereof, to the Company. The Company agrees to provide the Depositary with sufficient information to fill in the number of Shares in the Voting Instruction Notice and the Depositary shall be entitled to rely on such information.

         (f) Upon receipt by the Depositary of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary shall, either, in its discretion, endeavor to vote such Deposited Securities, insofar as practicable and permitted under any applicable provisions of French law, the Statuts of the Company and the Deposited Securities, in accordance with the Voting Instruction Card or forward such instructions to the Custodian, and the Custodian shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the Statuts of the Company and the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with the Voting Instruction Card. The Depositary shall not, and shall insure that the Custodian will not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions or in accordance with the statement under clause (d) of the first paragraph of this Section 4.07 as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card or receives a blank proxy or a blank form for voting by mail will be voted.

         (g) Neither the Depositary nor the Company will take any action to impair the ability of the Custodian and the Depositary to vote the number of Shares (including the Shares held by the Depositary in registered form) necessary to carry out the instructions of all Owners and Beneficial Owners under this Section.

         (h) Notwithstanding the provisions of paragraph (a) of Section 6.01, the Company and the Depositary may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with applicable French law or any amendment to the Company's statuts after [the date of this amended and restated Deposit Agreement]; provided, however, that any such procedures shall not conflict with the provisions contained in the paragraphs (b) through (f) of this Section 4.07 and the last two paragraphs of Section 3.05 to the extent reasonably practicable. To the extent applicable French law would require the adoption of voting procedures that conflict with Section 3.05 or this Section 4.07, the procedures adopted shall be consistent to the extent reasonably practicable with the provisions of
Section 3.05 and this Section 4.07 and the purposes thereof.

         SECTION 4.08 Changes Affecting Deposited Securities.

                  In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation, liquidation or sale of assets affecting the Company or to which it is a party, any (i) cash which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be distributed in accordance with the procedures of Section 4.01, and (ii) Shares or other securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive such new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence and such cash, as described in clause (i) until distributed in accordance with
Section 4.01. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

                  Upon any such change, conversion, or exchange covered by this section in respect of the Deposited Securities, the Depositary shall give notice thereof to all Owners of Receipts within 30 days following the applicable event.

         SECTION 4.09 Lists of Owners.

                  Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

         SECTION 4.10 Withholding.

                  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges in respect of which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such tax or other governmental charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such tax or other governmental charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

                  The Depositary will use reasonable efforts to assist eligible U.S. resident Owners and Beneficial Owners, and eligible Canadian resident Owners and Beneficial Owners upon request, in following the procedures established by the French Treasury for such Owners and Beneficial Owners to recover the excess French withholding tax initially withheld and deducted in respect of dividends and other distributions distributed to them by the Company as well as to recover any avoir fiscal or tax credit payment to be made in accordance with procedures established by the French Treasury.

                  Upon request of any U.S. or Canadian resident Owner or Beneficial Owner who certifies to the Depositary that it has not already applied for or received a tax refund from the French Treasury or that such U.S. or Canadian resident Owner or Beneficial Owner's application for such a refund has been rejected, the Depositary will provide a copy of French Treasury Form FR 1A EU--No. 5052 ("Application for Refund"), or such other form as may be promulgated from time to time by the French tax authorities for such purpose, together with instructions to such Owners or Beneficial Owners and will arrange for the filing with the French tax authorities of all such forms completed by U.S. or Canadian resident Owners or Beneficial Owners and returned in sufficient time so they may be filed with the French tax authorities by December 31 of the year following the calendar year in which the related dividend or distribution is paid. Upon receipt of any resulting remittance, the Depositary shall distribute to such U.S. or Canadian residents entitled thereto, as soon as practicable, the net proceeds in Dollars.

                  In addition, the Depositary will use reasonable efforts to follow any procedures that may be established by the French Treasury for eligible U.S. resident Owners and Beneficial Owners, and eligible Canadian resident Owners and Beneficial Owners upon request, to be subject to a reduced withholding tax rate, if available, at the time dividends are paid. In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Owners and Beneficial Owners, and eligible Canadian resident Owners and Beneficial Owners upon request, with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.

         SECTION 4.11 Receipts for Taxes Paid.

If an Owner or Beneficial Owner is requested by a taxing authority to provide substantiation of any taxes or other governmental charges paid to the Republic of France by the Company with respect to any distribution on the Deposited Securities, the Company shall use commercially reasonable efforts to obtain for the Depositary an official receipt from the Republic of France (or certified copies thereof) setting forth such amounts. The Depositary shall provide a copy of such receipt or other documentation, received from the Company, to Owners or Beneficial Owners upon the written request of any such Owner or Beneficial Owner.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

         SECTION 5.01 Maintenance of Office and Transfer Books by the
Depositary.

                  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or shall be for a matter related to this Deposit Agreement or the Receipts.

                  The Depositary may close the transfer books, at any time or from time to time, when deemed advisable by it in connection with the performance of its duties hereunder.

                  If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon consultation with the Company.

                  The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies at the Company's expense of such portions of such records as the Company may reasonably request.

         SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Company.

                  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Statuts of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Without limiting the Company's obligations under Section 5.07, where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or
4.03 of the Deposit Agreement, or an offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

         SECTION 5.03 Obligations of the Depositary, the Custodians and the Company.

                  The Company and its directors, employees, agents and affiliates assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

                  The Depositary and its directors, employees, agents and affiliates assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

                  Neither the Depositary nor the Company nor any of their respective directors, employees, agents and affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in their respective opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.

                  Neither the Depositary nor the Company nor any of their respective directors, employees, agents and affiliates shall be liable for any action or nonaction by any of them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by any of them in good faith to be competent to give such advice or information.

                  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

                  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

                  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

         SECTION 5.04 Resignation and Removal of the Depositary.

                  The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal which shall become effective upon the later to occur of (i) the 90th day after delivery of the notice to the Depositary, or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

                  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

         SECTION 5.05 The Custodians.

                  The Custodians shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians which shall be an accredited financial intermediary acting through a specified office in The Republic of France and approved by the Company, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint, with notice to the Company, a substitute or additional custodian or custodians which shall be an accredited financial intermediary acting through a specified office in The Republic of France, each of which shall thereafter be one of the Custodians hereunder. The Depositary may and, at a reasonable request of the Company, shall discharge any Custodian at any time upon notice to the Custodian being discharged. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

                  Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

         SECTION 5.06 Notices and Reports.

                  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodians an English translation, if not already in English, of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

                  The Company will arrange for the translation into English, if not already in English, and the prompt transmittal by the Company to the Depositary and the Custodians of all notices and any other reports and communications, including proxy materials, (i) which the Company delivers to the holders of Shares or (ii) which the Company makes available for inspection by holders of its Shares. The Depositary will arrange for the mailing to all Owners, at the Company's expense, of copies of such notices, reports and communications referenced in clause (i) of the preceding sentence. The Depositary will make available for inspection by Owners, at its Corporate Trust Office, the documents referred to in clause (ii) of the second preceding sentence. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings or to make such documents available for inspection. Notwithstanding the foregoing, if the Company is required by U.S. law or U.S. stock exchange rules to send the Owners a document in English that includes substantially the same information, with an equivalent or greater level of detail, in the aggregate, than a non-English document that is to be sent to the holders of Shares, the Company may timely provide the Depositary such English document in lieu of such non-English document.

         SECTION 5.07 Distribution of Additional Shares, Rights, etc.

                  The Depositary shall not be required to make any distribution pursuant to Sections 4.02, 4.03 or 4.04 unless the Company shall instruct it to do so and, at the request of the Depositary, the Company shall provide the Depositary with evidence reasonably satisfactory to the Depositary (including a legal opinion as provided for below) that such distribution is legally permissible. The Company agrees with Owners to take all actions necessary, including providing the Depositary with written instructions as required above and the opinions required pursuant to this Section, to cause the distribution to Owners of all Shares, rights and anything else distributed to the holders of Shares to the same extent and in the same form as any distributions made to the holders of Shares, except that Owners shall receive Receipts in lieu of Shares when Shares are distributed to holders of Shares. The Company agrees with Owners to register Shares, rights, Receipts and any other securities to be distributed under applicable laws, if required thereunder, and to take all other actions necessary to permit those distributions to be made to the Owners entitled thereto. The Company agrees with Owners that it shall not make any distribution to the holders of Shares or offer or cause to be offered to the holders of any Shares any rights to subscribe for additional Shares or any securities, property or rights of any other nature, unless (i) such distribution or offer is substantially contemporaneously made to Owners and (ii) in the case of rights, such Owners can exercise the rights upon the payment of the applicable exercise price and otherwise on substantially the same terms as rights offered to holders of Shares, subject to any payments in accordance with Section 5.09.

                  The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a "Distribution"), the Company will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

                  The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or registration is not required thereunder.

                  The Depositary shall have no obligations or be subject to any liability with respect to the Company's obligations set forth in this Section.

         SECTION 5.08 Indemnification.

                  The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodians against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, provided, however, that the Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodians against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the terms of Sections 5.07 and 6.01, by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the gross negligence or willful misconduct of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

                  The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) but only to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 hereof. However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

                  Except as provided in the following sentence, the Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodians or their respective directors, employees, agents and affiliates due to their negligence or bad faith. Notwithstanding the foregoing sentence, the Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted in accordance with the terms of Sections 5.07 and 6.01 by the Depositary due only to its gross negligence or willful misconduct.

                  If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in clause (b) below or there are no other defenses available to Indemnitee as specified in clause (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless
(a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

         SECTION 5.09 Charges of Depositary.

                  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodians are for the sole account of the Depositary.

                  The following charges shall be incurred and payable by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodians or their nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Owners, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.05, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 or 4.03 and the surrender of Receipts and withdrawal of the Deposited Securities pursuant to Section 2.05, (6) a fee not in excess of $0.02 per American Depositary Share (or portion thereof) for any cash distribution pursuant to Section 4.01, except for distributions of cash dividends and (7) a fee for, and deduct such fee from, the distribution of proceeds of sales of securities or rights pursuant to Section 4.02 or 4.04, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause 7 treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Section 4.02 or 4.04, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed.

                  The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

         SECTION 5.10 Retention of Depositary Documents.

                  The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

         SECTION 5.11 Exclusivity.

                  The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

         SECTION 5.12 List of Restricted Securities Owners.

                  From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6. AMENDMENT AND TERMINATION

         SECTION 6.01 Amendment.

                  (a) Except as otherwise provided in this Section, the form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of American Depositary Receipts in any respect which they may deem necessary or desirable. Notwithstanding the foregoing, (i) the provisions of Sections 4.07 and 5.07 of this Deposit Agreement shall not be amended, modified or supplemented in any manner adverse to the Owners or Beneficial Owners without the affirmative, written approval of the Owners holding Receipts evidencing at least a majority of the Deposited Securities held by or on behalf of the Depositary hereunder as of a record date set by the Depositary pursuant to Section 4.06, and (ii) this Deposit Agreement and the form of the Receipt shall not be amended, modified or supplemented in any manner which shall materially and adversely affect the rights of the Owners or Beneficial Owners unless such amendment, modification or supplement shall have been affirmatively approved in writing by the Owners holding Receipts evidencing at least a majority of the Deposited Securities held by or on behalf of the Depositary hereunder as of a record date set by the Depositary pursuant to Section 4.06. The Depositary shall not be required to effect any amendment, modification or supplement to this Deposit Agreement without the approval of the Owners to the extent required in the preceding sentence unless, in the case of clause (i) of the preceding sentence, the Company shall have first certified in writing to the Depositary, which certification the Depositary shall be entitled to rely on in full, that such amendment, modification or supplement does not adversely affect the rights of Owners or Beneficial Owners and, in the case of clause (ii) of the preceding sentence, the Company shall have first certified in writing to the Depositary, which certification the Depositary shall be entitled to rely on in full, that such amendment, modification or supplement does not materially and adversely affect the rights of Owners or Beneficial Owners. Notwithstanding the foregoing two sentences, in no event shall approval of Owners be required for amendments, modifications or supplements made (i) to comply with applicable law or rules and regulations thereunder, the Company's statuts or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed,
(ii) to increase the fees or charges of the Depositary or (iii) to change the number of Shares that are represented by each American Depositary Share.

                  (b) Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts (such notice shall not be required if approval of Owners is obtained under subparagraph (a) above).

Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

         The Depositary shall have no responsibility or liability with respect to any of the Company's obligations set forth in this Section 6.01.

         SECTION 6.02 Termination.

                  The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination; provided, however, that the Company agrees with all then Owners that it will not terminate the Deposit Agreement unless it has caused the Shares or other Deposited Securities (all of which will be distributed to Owners upon surrender of their Receipts pursuant to this Section 6.02) to be listed on the New York Stock Exchange or the Nasdaq National Market.

                  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. In the event the Company receives such notice of termination from the Depositary, the Company agrees with all then Owners that it shall use its reasonable best efforts to either (i) appoint a successor depositary and enter into a deposit agreement having terms no less favorable to the Owners and Beneficial Owners than such holders have pursuant to this Deposit Agreement or (ii) cause the Shares or other Deposited Securities (all of which shall be distributed to Owners of Receipts upon surrender of their Receipts pursuant to this Section 6.02) to be listed on the New York Stock Exchange or the Nasdaq National Market prior to such termination.

                  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof which shall survive termination of this Deposit Agreement.

                  The Depositary shall have no responsibility or liability with respect to any of the Company's obligations set forth in this Section 6.02.

ARTICLE 7. MISCELLANEOUS

         SECTION 7.01 Counterparts.

                  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

         SECTION 7.02 No Third Party Beneficiaries.

                  This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, and the Owners and Beneficial Owners from time to time, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

         SECTION 7.03 Severability.

                  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.04 Owners and Beneficial Owners as Parties; Binding Effect.

                  The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

         SECTION 7.05 Notices.

                  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Vivendi Universal, 42, avenue de Friedland, 75380 Paris, France, or any other place to which the Company may have transferred its principal office.

                  Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:
American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

                  Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

         SECTION 7.06 Governing Law.

                  This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

         SECTION 7.07 Compliance with U.S. Securities Laws.

                  Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         SECTION 7.08 Effective Date.

                  The Effective Date of this amended and restated Deposit Agreement shall be December 8, 2000. Notwithstanding the foregoing sentence, in the event the proposed combination of Vivendi, The Seagram Company Ltd. and Canal Plus S.A. into the Issuer has not been completed by the open of business in New York on December 11, 2000, the Effective Date will be deemed not to have occurred and the terms and conditions of this amended and restated Deposit Agreement will not take effect. In such event, all Receipts issued to the Company and its Affiliates between December 8, 2000 and December 11, 2000 shall be deemed automatically surrendered and cancelled and the Deposited Securities in respect of such Receipts shall be returned to the Company, and the rights and obligations of the Issuer, the Depositary and all Owners and Beneficial Owners of Receipts from time to time shall be governed by the terms and conditions of the Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000.

         IN WITNESS WHEREOF, VIVENDI UNIVERSAL and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                         VIVENDI UNIVERSAL



                                         By:___________________________________



                                         THE BANK OF NEW YORK,
                                                as Depositary


                                         By: __________________________________

                                TABLE OF CONTENT

ARTICLE 1. DEFINITIONS ...................................................................     1

   SECTION 1.01  AMERICAN DEPOSITARY SHARES ..............................................     1
   SECTION 1.02  BENEFICIAL OWNER ........................................................     1
   SECTION 1.03  COMMISSION ..............................................................     2
   SECTION 1.04  COMPANY .................................................................     2
   SECTION 1.05  CUSTODIANS ..............................................................     2
   SECTION 1.06  DELIVER; ENDORSE; EXECUTE; ISSUE; REGISTER; SURRENDER; TRANSFER; CANCEL .     2
   SECTION 1.07  DEPOSIT AGREEMENT .......................................................     2
   SECTION 1.08  DEPOSITARY; CORPORATE TRUST OFFICE ......................................     2
   SECTION 1.09  DEPOSITED SECURITIES ....................................................     3
   SECTION 1.10  DIRECT REGISTRATION SYSTEMS; DRS ........................................     3
   SECTION 1.11  DOLLARS; EURO ...........................................................     3
   SECTION 1.12  FOREIGN REGISTRAR .......................................................     3
   SECTION 1.13  OWNER ...................................................................     3
   SECTION 1.14  RECEIPTS ................................................................     3
   SECTION 1.15  REGISTRAR ...............................................................     3
   SECTION 1.16  RESTRICTED SECURITIES ...................................................     4
   SECTION 1.17  SECURITIES ACT OF 1933 ..................................................     4
   SECTION 1.18  SHARES ..................................................................     4

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND
           SURRENDER OF RECEIPTS .........................................................     4

   SECTION 2.01  FORM AND TRANSFERABILITY OF RECEIPTS ....................................     4
   SECTION 2.02  DEPOSIT OF SHARES .......................................................     5
   SECTION 2.03  EXECUTION AND DELIVERY OF RECEIPTS ......................................     6
   SECTION 2.04  TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS ..............     7
   SECTION 2.05  SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES ..........................     7
   SECTION 2.06  LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS     8
   SECTION 2.07  LOST RECEIPTS, ETC. .....................................................     9
   SECTION 2.08  CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS ....................     9
   SECTION 2.09  PRE-RELEASE OF RECEIPTS .................................................     9
   SECTION 2.10  DIRECT REGISTRATION SYSTEM ..............................................    10

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS ...............    11

   SECTION 3.01  FILING PROOFS, CERTIFICATES AND OTHER INFORMATION .......................    11
   SECTION 3.02  LIABILITY OF OWNER FOR TAXES ............................................    11
   SECTION 3.03  WARRANTIES ON DEPOSIT OF SHARES .........................................    12
   SECTION 3.04  INFORMATION REQUESTS ....................................................    12
   SECTION 3.05  DISCLOSURE OF INTEREST ..................................................    12

ARTICLE 4. THE DEPOSITED SECURITIES ......................................................    13

   SECTION 4.01  CASH DISTRIBUTIONS ......................................................    13
   SECTION 4.02  DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS .........................    14
   SECTION 4.03  DISTRIBUTIONS IN SHARES .................................................    14
   SECTION 4.04  RIGHTS ..................................................................    15
   SECTION 4.05  CONVERSION OF FOREIGN CURRENCY ..........................................    16
   SECTION 4.06  FIXING OF RECORD DATE ...................................................    17
   SECTION 4.07  VOTING OF DEPOSITED SECURITIES ..........................................    18

   SECTION 4.08  CHANGES AFFECTING DEPOSITED SECURITIES ..................................    21
   SECTION 4.09  LISTS OF OWNERS .........................................................    21
   SECTION 4.10  WITHHOLDING .............................................................    22
   SECTION 4.11  RECEIPTS FOR TAXES PAID .................................................    23

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY ................................    23

   SECTION 5.01  MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY ..............    23
   SECTION 5.02  PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE COMPANY .....    24
   SECTION 5.03  OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY ...........    24
   SECTION 5.04  RESIGNATION AND REMOVAL OF THE DEPOSITARY ...............................    25
   SECTION 5.05  THE CUSTODIANS ..........................................................    26
   SECTION 5.06  NOTICES AND REPORTS .....................................................    27
   SECTION 5.07  DISTRIBUTION OF ADDITIONAL SHARES, RIGHTS, ETC. .........................    27
   SECTION 5.08  INDEMNIFICATION .........................................................    28
   SECTION 5.09  CHARGES OF DEPOSITARY ...................................................    30
   SECTION 5.10  RETENTION OF DEPOSITARY DOCUMENTS .......................................    31
   SECTION 5.11  EXCLUSIVITY .............................................................    31
   SECTION 5.12  LIST OF RESTRICTED SECURITIES OWNERS ....................................    31

ARTICLE 6. AMENDMENT AND TERMINATION .....................................................    32

   SECTION 6.01  AMENDMENT ...............................................................    32
   SECTION 6.02  TERMINATION .............................................................    33

ARTICLE 7. MISCELLANEOUS .................................................................    34

   SECTION 7.01  COUNTERPARTS ............................................................    34
   SECTION 7.02  NO THIRD PARTY BENEFICIARIES ............................................    34
   SECTION 7.03  SEVERABILITY ............................................................    35
   SECTION 7.04  OWNERS AND BENEFICIAL OWNERS AS PARTIES;  BINDING EFFECT ................    35
   SECTION 7.05  NOTICES .................................................................    35
   SECTION 7.06  GOVERNING LAW ...........................................................    36
   SECTION 7.07  COMPLIANCE WITH U.S. SECURITIES LAWS ....................................    36
   SECTION 7.08  EFFECTIVE DATE ..........................................................    36

                                    EXHIBIT A

                                                  AMERICAN DEPOSITARY SHARES
                                                 (Each American Depositary Share
                                                 represents one deposited Share)

         THE RIGHT OF OWNERS OF RECEIPTS TO DIRECT THE VOTING OF SHARES MAY BE RESTRICTED. SEE PARAGRAPHS 16 AND 22 OF THIS RECEIPT.

                              THE BANK OF NEW YORK
                           AMERICAN DEPOSITARY RECEIPT
                             FOR ORDINARY SHARES OF
                     THE NOMINAL VALUE OF 5.50 EUROS EACH OF
                                VIVENDI UNIVERSAL
             (INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF FRANCE)



                  The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that___________________________________________
__________________________________, or registered assigns IS THE OWNER OF
__________________________________________________________.

                           AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares, nominal value of 5.50 Euros each (herein called "Shares") of Vivendi Universal, incorporated under the laws of The Republic of France (herein called the "Company"). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Paris, France office of BNP Paribas, the Nantes, France office of Societe Generale and the Paris, France office of Credit Lyonnais (herein collectively called the "Custodians"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.



               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.       THE DEPOSIT AGREEMENT.

         This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts, and the rights and duties of the Company and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodians.

         The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.       SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

         Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Company's Statuts and the Deposited Securities, the Owner hereof is entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or the Foreign Registrar in the case of Shares in registered form, or maintained by the Custodian, as the accredited financial intermediary on behalf of such Owner in the case of Shares in bearer form, of the amount of the Deposited Securities at the time evidenced by such Receipt. Such transfers will be made without unreasonable delay. A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, the Owner shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account maintained by the Company or the Foreign Registrar, in the name of such Owner or such name as shall be designated by such Owner in the case of Shares in registered form, or maintained by an accredited financial intermediary in the case of Shares in bearer form.

3.       TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

         The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a person acting pursuant to a duly authorized power of attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, and duly stamped as may be required by the laws of the State of New York and of the United States of America. This Receipt may be split into other such Receipts, or may be combined with other such receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodians, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charges and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

         The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or the Statuts of the Company or this Receipt, or for any other reason, subject to the provisions of Article 23 and the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary shall comply with written instructions from the Company requesting that the Depositary not accept for deposit hereunder any Shares or rights reasonably identified in such instructions in order to facilitate the Company's compliance with U.S. securities laws or the laws of any state of the United States or the laws of The Republic of France.

4.       LIABILITY OF OWNER FOR TAXES.

                  If any tax or other governmental charges shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charges shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charges and the Owner hereof shall remain liable for any deficiency. If the Depositary shall sell for the account of the Owner hereof any part or all of the Deposited Securities in order to obtain proceeds with which to pay any tax or governmental charge, the Depositary shall reduce the number of Receipts of such Owner to reflect the Deposited Securities sold and shall pay to the Owner any net proceeds, or deliver to the Owner any other property, remaining after the Depositary has paid such tax or other governmental charge.

         In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges in respect of which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or other governmental charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such tax or other governmental charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

         The Depositary will use reasonable efforts to assist eligible U.S. resident Owners and Beneficial Owners, and eligible Canadian resident Owners and Beneficial Owners upon request, in following the procedures established by the French Treasury for such Owners and Beneficial Owners to recover the excess French withholding tax initially withheld and deducted in respect of dividends and other distributions distributed to them by the Company as well as to recover any avoir fiscal or tax credit payment to be made in accordance with procedures established by the French Treasury.

         Upon request of any U.S. or Canadian resident Owner or Beneficial Owner who certifies to the Depositary that it has not already applied for or received a tax refund from the French Treasury or that such U.S. or Canadian resident Owner or Beneficial Owner's application for such a refund has been rejected, the Depositary will provide a copy of French Treasury Form FR 1A EU--No. 5052 ("Application for Refund"), or such other form as may be promulgated from time to time by the French tax authorities for such purpose, together with instructions to such Owners or Beneficial Owners and will arrange for the filing with the French tax authorities of all such forms completed by U.S. or Canadian resident Owners or Beneficial Owners and returned in sufficient time so they may be filed with the French tax authorities by December 31 of the year following the calendar year in which the related dividend or distribution is paid. Upon receipt of any resulting remittance, the Depositary shall distribute to such U.S. or Canadian residents entitled thereto, as soon as practicable, the net proceeds in Dollars.

         In addition, the Depositary will use reasonable efforts to follow any procedures that may be established by the French Treasury for eligible U.S. resident Owners and Beneficial Owners, and eligible Canadian resident Owners and Beneficial Owners upon request, to be subject to a reduced withholding tax rate of 15%, if available, at the time dividends are paid. In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Owners and Beneficial Owners, and eligible Canadian resident Owners and Beneficial Owners upon request, with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.

5.       WARRANTIES ON DEPOSIT OF SHARES.

         Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and non-assessable and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of Shares and the issuance of Receipts evidencing American Depositary Shares representing such Shares does not violate the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.       FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

         Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodians such proof of citizenship or residence, exchange control approval, payment of applicable French or other taxes or governmental charges or legal or beneficial ownership or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, and to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in France which is then performing the function of the regulation of currency exchange.

7.       CHARGES OF DEPOSITARY.

         The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodians are for the sole account of the Depositary.

         The following charges shall be incurred and payable by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodians or their nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 or 4.03 of the Deposit Agreement and the surrender of Receipts and withdrawal of the Deposited Securities pursuant to Section 2.05 of the Deposit Agreement, (6) a fee not in excess of $0.02 per American Depositary Share (or portion thereof) for any cash distribution pursuant to Section 4.01 of the Deposit Agreement, except for distributions of cash dividends, and (7) a fee for, and deduct such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 or 4.04, respectively, of the Deposit Agreement, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause 7 treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.02 or 4.04 of the Deposit Agreement, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed.

         The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.       PRE-RELEASE OF RECEIPTS.

                  Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release"). The Depositary shall not deliver Shares prior to the receipt and cancellation of American Depositary Shares; provided, however that the Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered, that such person, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.       TITLE TO RECEIPTS.

         It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and the Depositary and the Company shall not have any obligation or be subject to any liability under the Deposit Agreement to any Beneficial Owner of a Receipt unless such Beneficial Owner is the Owner hereof.

10.      VALIDITY OF RECEIPT.

         This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and if a Registrar for the Receipts shall have been appointed countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.      REPORTS; INSPECTION OF TRANSFER BOOKS.

         The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission"). Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company will arrange for the translation into English, if not already in English, and the prompt transmittal by the Company to the Depositary and the Custodians of all notices and any other reports and communications, including proxy materials, (i) which the Company delivers to the holders of Shares or (ii) which the Company makes available for inspection by holders of its Shares. The Depositary will arrange for the mailing to all Owners, at the Company's expense, of copies of such notices, reports and communications referenced in clause (i) of the preceding sentence. The Depositary will make available for inspection by Owners, at its Corporate Trust Office, the documents referred to in clause (ii) of the second preceding sentence. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings or to make such documents available for inspection. Notwithstanding the foregoing, if the Company is required by U.S. law or U.S. stock exchange rules to send the Owners a document in English that includes substantially the same information, with an equivalent or greater level of detail, in the aggregate, than a non-English document that is to be sent to the holders of Shares, the Company may timely provide the Depositary such English document in lieu of such non-English document.

         The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or shall be for a matter related to the Deposit Agreement or the Receipts.

12.      DIVIDENDS AND DISTRIBUTIONS.

         Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can be converted into United States dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert such dividend or distribution into dollars and will promptly distribute the amount thus received (net of the expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes under French or other applicable law or other governmental charges, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

         Subject to the provisions of Sections 4.10, 5.07 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary, after consultation with the Company, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

         Subject to applicable U.S. and French law, the Company's compliance with its obligations under Section 5.07 of the Deposit Agreement, and to the other terms of the Deposit Agreement, in the event that the holders of Shares are granted the option to receive dividends on such Shares in the form of cash or additional Shares, Owners of Receipts shall be granted the option to receive dividends on Receipts in the form of cash or additional Receipts on an equivalent basis. If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary will, subject to the Company's compliance with its obligations under Section 5.07 of the Deposit Agreement, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the

Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.10 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed (except by reason of and in accordance with the immediately preceding sentence), each American Depositary Share will thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

         In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge in respect of which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.      RIGHTS.

                  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares, securities convertible into Shares or any rights of any other nature, the Depositary will make such rights available to the Owners entitled thereto, provided, that without limiting the obligations of the Company under
Section 5.07 of the Deposit Agreement, if the Depositary cannot make such rights available to the Owners entitled thereto, the Depositary shall dispose of such rights on behalf of such Owners and make the net proceeds available in dollars to such Owners or, if by the terms of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such Owners nor dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, subject to the Company's compliance with the terms of
Section 5.07 of the Deposit Agreement, take action as follows:

                           (i) the Depositary shall distribute warrants or other instruments for rights to Owners entitled thereto, and, then, upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares or other property to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares or other property, and the Company shall cause the Shares or other property so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause any Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental change as provided in
         Section 4.10 of the Deposit Agreement; or

                           (ii) without limiting the Company's obligations under
         Section 5.07 of the Deposit Agreement, if at the time of the offering of any rights the Depositary determines that it is not lawful to make such rights available to all or certain Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, at public or private sale, at such place or places and upon such terms as it may deem reasonable and proper and allocate the net proceeds of such sales for the account of the Owners otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

                  Without limiting the Company's obligations under Section 5.07 of the Deposit Agreement, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate, or any filing, report, approval or consent of any third party is required in order for the Company to offer such rights to Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to Owners unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Owners are exempt from registration under the provisions of the Securities Act of 1933 or such filing, report, approval or consent has been submitted, obtained or granted, as the case may be.

         The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.      CONVERSION OF FOREIGN CURRENCY.

         Whenever the Depositary or the Custodians shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can be converted into Dollars and the resulting Dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be promptly distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

         If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

         If at any time the Depositary shall determine that any foreign currency received by the Depositary or the Custodians is not convertible into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, of if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

         If any such conversion of foreign currency, in whole or in part, cannot be legally effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.      RECORD DATES.

         Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, whenever the Company shall request the approval of Owners pursuant to the terms of Section 6.01 of the Deposit Agreement, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same record date as the corresponding record date fixed by the

Company, or as close thereto as practicable, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or
(iii) entitled to give approval in accordance with the terms of Section 6.01 of the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.      VOTING OF DEPOSITED SECURITIES.

         (a) Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities sent by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners at the Company's expense (a) an English version of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06 of the Deposit Agreement, (b) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to Section 4.06 of the Deposit Agreement will be entitled, subject to any applicable provisions of French law, the Statuts of the Company and the Deposited Securities (which provisions, if any, shall be summarized in pertinent part in such statement), to exercise the voting rights (subject to the procedures and restrictions detailed below), if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (c) English translations of any materials or other documents provided by the Company for the purpose of enabling such Owner to exercise such voting rights, by means of voting by mail (formulaire de vote par correspondance) or by proxy (pouvoirs) or by proxy in blank (pouvoirs en blanc) or otherwise, or to the extent the Company is required by U.S. law or U.S. stock exchange rules to send the Owners a document in English that includes substantially the same information, with an equivalent or greater level of detail, in the aggregate, than a non-English document that is to be sent to the holders of Shares, the Depositary may send the Owners such English document in lieu of such non-English document and (d) a voting instruction card (which may include a formulaire de vote par correspondance or procuration and (when applicable) all other information, authorizations and certifications required under French law to vote Shares in registered form and Shares in bearer form) to be prepared by the Depositary and the Company (a "Voting Instruction Card") (including a statement as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card will be voted, provided that the Depositary shall not have the power to exercise any voting discretion) setting forth the date established by the Depositary for the receipt of such Voting Instruction Card (the "Receipt Date") and setting forth the Limitation Instruction (as defined below), and accompanied by the Voting Instruction Notice (as defined below). The Company agrees to deliver the foregoing materials to the Depositary sufficiently in advance of such meeting to enable the Depositary to deliver such materials to the Owners sufficiently in advance of the Receipt Date so that the Owners and Beneficial Owners have a sufficient period of time to complete and return their Voting Instruction Cards prior to the Receipt

Date; provided, however, that the Depositary shall have no obligations or be subject to any liability with respect to the Company's obligation set forth in this sentence.

         (b) The parties hereto acknowledge that, pursuant to the Company's Statuts (as in effect as of the date of the Deposit Agreement), shareholders of the Company owning, as defined under the Statuts of the Company and Article L 233-9 of the French Commercial Code to which those Statuts refer, in excess of 2% of the total voting power of the Company will have their voting rights adjusted through the application of a formula designed to limit the voting power of those shareholders to that which they would possess if 100% of the shareholders were present at the meeting at which the vote in question takes place. This provision is applicable to Owners and Beneficial Owners, but the Company acknowledges and agrees it shall not consider the Depositary (solely in its capacity as the Depositary), any Custodian (solely in its capacity as a Custodian) or any agent or financial intermediary holding an interest in a Receipt (solely to the extent such interest is held for or on behalf of a Beneficial Owner) to be a single shareholder holding in excess of 2% of the total voting power of the Company for purposes of the Company's Statuts.

         (c) For the purposes of facilitating compliance with the provisions of the preceding paragraph, the Depositary and the Company will require that Voting Instruction Cards distributed to Owners and Beneficial Owners contain either an instruction substantially in the form of the following (the "Limitation Instruction"):

                  "By completing this Voting Instruction Card and returning it
         (1) to The Bank of New York, the Depositary for the American Depositary Shares (if you are voting American Depositary Shares held in certificated or book-entry form), or (2) to your financial intermediary (if you are voting American Depositary Shares held indirectly though a broker or financial institution), you are representing that you do not own (as defined in the Statuts of the Company and Article L 233-9 of the French Commercial Code to which those Statuts refer) or beneficially own more than 2% of the total voting power of Vivendi Universal (including your voting power through your ownership of American Depositary Shares)."

or, if practicable, a box that, if marked by an Owner or Beneficial Owner, will indicate that such Owner or Beneficial Owner does not own more than 2% of the total voting power of the Company, including through ownership of American Depositary Shares.

         (d) Accompanying the Voting Instruction Card shall be an instruction, substantially in the following form (the "Voting Instruction Notice"):

                  If you own, as defined under the Statuts of the Company and Article L 233-9 of the French Commercial Code to which those Statuts refer, more than 2% of Shares, including Shares held in the form of American Depositary Shares ([insert 2%] Shares as of [date]), you must contact The Bank of New York, as

         Depositary, at [phone number] to obtain instructions as to how to exercise your voting rights. The Bank of New York will require you to identify the total number of American Depositary Shares and Ordinary Shares that you own and the manner in which you own them, and will provide instructions as to where you should send this Voting Instruction Card. If you own more than 2% of the total voting power of Vivendi Universal, your voting rights will be adjusted in accordance with Vivendi Universal's Statuts (its governing document) such that your actual voting power will be limited to that which you would possess if 100% of the shareholders were present at the shareholders meeting. If you own more than 2% of the total voting power of Vivendi Universal and submit this Voting Instruction Card without first contacting The Bank of New York and following its instructions, then your Voting Instruction Card will be invalid. An agent or financial intermediary is not deemed to be the owner of Shares for or on behalf of another person."

         (e) Any Voting Instruction Card will be invalid if submitted by any Owner or Beneficial Owner who owns in excess of 2% of the total voting power of the Company if the Voting Instruction Card is submitted by an Owner (other than an agent or financial intermediary holding an interest in a Receipt for or on behalf of a Beneficial Owner) to the Depositary or by a Beneficial Owner to an agent or financial intermediary holding an interest in a Receipt for or on behalf of a Beneficial Owner, in either case without first contacting the Depositary and following its instruction as contemplated by the Voting Instruction Notice. The Depositary agrees, upon receipt of such contact, to promptly notify the Company of such contact and to forward the Voting Instruction Card, upon receipt thereof, to the Company. The Company agrees to provide the Depositary with sufficient information to fill in the number of Shares in the Voting Instruction Notice and the Depositary shall be entitled to rely on such information.

         (f) Upon receipt by the Depositary of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary shall, either, in its discretion, endeavor to vote such Deposited Securities, insofar as practicable and permitted under any applicable provisions of French law, the Statuts of the Company and the Deposited Securities, in accordance with the Voting Instruction Card or forward such instructions to the Custodian, and the Custodian shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the Statuts of the Company and the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with the Voting Instruction Card. The Depositary shall not, and shall insure that the Custodian will not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions or in accordance with the statement under clause (d) of the first paragraph of Section 4.07 of the Deposit Agreement as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card or receives a blank proxy or a blank form for voting by mail will be voted.

         (g) Neither the Depositary nor the Company will take any action to impair the ability of the Custodian and the Depositary to vote the number of Shares (including the Shares held by the Depositary in registered form) necessary to carry out the instructions of all Owners and Beneficial Owners under this Article.

         (h) Notwithstanding the provisions of paragraph (a) of Section 6.01 of the Deposit Agreement, the Company and the Depositary may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with applicable French law or any amendment to the Company's statuts after [the date of this amended and restated Deposit Agreement]; provided, however, that any such procedures shall not conflict with the provisions contained in the paragraphs (b) through (f) of Section 4.07 of the Deposit Agreement and the last two paragraphs of Section 3.05 of the Deposit Agreement to the extent reasonably practicable. To the extent applicable French law would require the adoption of voting procedures that conflict with Section
3.05 or Section 4.07 of the Deposit Agreement, the procedures adopted shall be consistent to the extent reasonably practicable with the provisions of Section
3.05 and Section 4.07 of the Deposit Agreement and the purposes thereof.

17.      CHANGES AFFECTING DEPOSITED SECURITIES.

         In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation, liquidation or sale of assets affecting the Company or to which it is a party, any (i) cash which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be distributed in accordance with the procedures of Section 4.01 of the Deposit Agreement, and
(ii) Shares or other securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received unless additional Receipts are delivered pursuant to the following sentence and such cash, as described in clause (i) until distributed in accordance with Section 4.01 of the Deposit Agreement. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

         Upon any such change, conversion, or exchange covered by Section 4.08 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof to all Owners of Receipts within 30 days following the applicable event.

18.      LIABILITY OF THE COMPANY AND DEPOSITARY.

         Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Statuts of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Without limiting the Company's obligations under Section 5.07 of the Deposit Agreement, where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary nor any of their respective directors, employees, agents and affiliates assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor any of their respective directors, employees, agents and affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in their respective opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liability shall be furnished as often as may be required, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary. Neither the Depositary nor the Company nor any of their respective directors, employees, agents and affiliates shall be liable for any action or nonaction by any of them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner of a Receipt, or any other person believed by any of them in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

         The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodians against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, provided, however, that the Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodians against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the terms of Sections 5.07 and 6.01 of the Deposit Agreement, by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the gross negligence or willful misconduct of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

         The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09 of the Deposit Agreement) to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 of the Deposit Agreement. However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing and not materially changed or altered by the Company, expressly for use in any of the foregoing documents, or,
(ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading. No disclaimer of liability under the Securities Act of 1933 is intended by any provisions of the Deposit Agreement.

                  Except as provided in the following sentence, the Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodians or their respective directors, employees, agents and affiliates due to their negligence or bad faith. Notwithstanding the foregoing sentence, the Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted in accordance with the terms of Sections 5.07 and 6.01 of the Deposit Agreement by the Depositary due only to its gross negligence or willful misconduct.

         If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in clause (b) below or there are no other defenses available to Indemnitee as specified in clause (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

19.      RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR
         CUSTODIAN.

         The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal which shall become effective upon the later to occur of
(i) the 90th day after delivery of the notice to the Depositary, or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint, with notice to the Company, a substitute or additional custodian or custodians which shall be an accredited financial intermediary acting through a specified office in The Republic of France. The Depositary may and, at a reasonable request of the Company, shall discharge any Custodian at any time upon notice to the Custodian being discharged.

20.      AMENDMENT.

         (a) Except as otherwise provided in this Section, the form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of American Depositary Receipts in any respect which they may deem necessary or desirable. Notwithstanding the foregoing, (i) the provisions of Sections 4.07 and 5.07 of the Deposit Agreement shall not be amended, modified or supplemented in any manner adverse to the Owners or Beneficial Owners without the affirmative, written approval of the Owners holding Receipts evidencing at least a majority of the Deposited Securities held by or on behalf of the Depositary as of a record date set by the Depositary pursuant to Section 4.06 of the Deposit Agreement, and (ii) the Deposit Agreement and the form of the Receipt shall not be amended, modified or supplemented in any manner which shall materially and adversely affect the rights of the Owners or Beneficial Owners unless such amendment, modification or supplement shall have been affirmatively approved in writing by the Owners holding Receipts evidencing at least a majority of the Deposited Securities held by or on behalf of the Depositary as of a record date set by the Depositary pursuant to Section 4.06 of the Deposit Agreement. The Depositary shall not be required to effect any amendment, modification or supplement to the Deposit Agreement without the approval of the Owners to the extent required in the preceding sentence unless, in the case of clause (i) of the preceding sentence, the Company shall have first certified in writing to the Depositary, which certification the Depositary shall be entitled to rely on in full, that such amendment, modification or supplement does not adversely affect the rights of Owners or Beneficial Owners and, in the case of clause (ii) of the preceding sentence, the Company shall have first certified in writing to the Depositary, which certification the Depositary shall be entitled to rely on in full, that such amendment, modification or supplement does not materially and adversely affect the rights of Owners or Beneficial Owners. Notwithstanding the foregoing two sentences, in no event shall approval of Owners be required for amendments, modifications or supplements made (i) to comply with applicable law or rules and regulations thereunder, the Company's statuts or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed,
(ii) to increase the fees or charges of the Depositary or (iii) to change the number of Shares that are represented by each American Depositary Share.

         (b) Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts (such notice shall not be required if approval of Owners is obtained under subparagraph (a) above). Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

                  The Depositary shall have no responsibility or liability with respect to any of the Company's obligations set forth in this Article 20 and
Section 6.01 of the Deposit Agreement.

21.      TERMINATION OF DEPOSIT AGREEMENT.

                  The Depositary shall, at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination; provided, however, that the Company agrees with all then Owners that it will not terminate the Deposit Agreement unless it has caused the Shares or the Deposited Securities (all of which will be distributed to Owners upon surrender of their Receipts pursuant to
Section 6.02 of the Deposit Agreement) to be listed on the New York Stock Exchange or the Nasdaq National Market.

                  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. In the event the Company receives such notice of termination from the Depositary, the Company agrees with all then Owners that it shall use its reasonable best efforts to either (i) appoint a successor depositary and enter into a deposit agreement having terms no less favorable to the Owners and Beneficial Owners than such holders have pursuant to the Deposit Agreement or (ii) cause the Shares or other Deposited Securities (all of which shall be distributed to Owners of Receipts upon surrender of their Receipts pursuant to Section 6.02 of the Deposit Agreement) to be listed on the New York Stock Exchange or the Nasdaq National Market prior to such termination.

                  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses which shall survive termination of the Deposit Agreement.

         The Depositary shall have no responsibility or liability with respect to any of the Company's obligations set forth in this Article 21 and Section
6.02 of the Deposit Agreement.

22.      INFORMATION REQUESTS; DISCLOSURE OF INTEREST.

                  The Company may from time to time request Owners of Receipts to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts as to the nature of such interest and various other matters. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owner and to forward to the Company any responses to such requests received by the Depositary.

                  Notwithstanding any other provisions of the Deposit Agreement, each Owner and Beneficial Owner of Receipts agrees to comply with the Company's Statuts, as they may be amended from time to time, and the laws of The Republic of France, if applicable, with respect to the disclosure requirements regarding ownership of Shares, all as if such Receipts were, for this purpose, the Shares represented thereby.

                  In order to facilitate compliance with the notification requirements, an Owner or Beneficial Owner of Receipts may deliver any notification to the Depositary and the Company with respect to Shares represented by American Depositary Shares, and the Company shall, as soon as practicable, forward such notification if applicable, to the Conseil des Marches Financiers or any other authorities in The Republic of France.

                  On the date of the Deposit Agreement, the Company's Statuts provide that any individual or entity, acting alone or in concert with others, that acquires or disposes of, directly or indirectly, more than 0.5%, or any multiple thereof, of the Company's outstanding share capital, voting rights or securities convertible into the share capital of the Company, or who falls below any such level, must notify the Company, within 15 calendar days from the date of crossing any such threshold, of the number of Shares, voting rights or securities convertible into the share capital of the Company that such individual or entity holds, directly or indirectly or in concert with others. In the event of a failure to comply with such notification requirement, upon the request of one or more shareholders holding no less than 0.5% of the Company's share capital, the Shares (including the Shares represented by American Depositary Shares) or rights relating to Shares of the Company in excess of the relevant threshold will be deprived of voting rights for all shareholder meetings until the end of a two-year period following the date on which the Owner or the Beneficial Owner has complied with such notification requirements.

                  The provisions described in Section 3.05 of the Deposit Agreement are applicable to Owners and Beneficial Owners, but the Company acknowledges and agrees it shall not consider the Depositary (solely in its capacity as the Depositary), any Custodian (solely in its capacity as a Custodian) or any agent or financial intermediary holding an interest in a Receipt (solely to the extent such interest is held for or on behalf of a Beneficial Owner) to be a single shareholder holding in excess of 0.5% of the Company's outstanding share capital or voting rights or securities convertible into the share capital of the Company for purposes of the Company's Statuts.

23.      COMPLIANCE WITH U.S. SECURITIES LAWS.

                  Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

24.      DIRECT REGISTRATION SYSTEM.

                  (a) American Depositary Shares may be maintained by Owners with the Depositary in book-entry form in the Direct Registration System. If an Owner opts to hold American Depositary Shares in DRS, a separate entry in the books and records of the Depositary, will be established in the name of each registered Owner of American Depositary Shares or, if there is more than one registered Owner for the same American Depositary Shares, in the name of all such registered Owners of such American Depositary Shares (the registered Owner of American Depositary Shares is referred to herein as, or if there is more than one registered Owner of the same American Depositary Shares, such registered Owners are collectively referred to herein as, "Registered Owner"). Upon issuance of American Depositary Shares in DRS, the American Depositary Shares of each Registered Owner will be registered in the name of each such Registered Owner. Each Registered Owner will be given the option of (i) receiving a certificate representing its American Depositary Shares, (ii) transferring such American Depositary Shares to a broker designated unanimously by the Registered Owner of such American Depositary Shares or (iii) maintaining their American Depositary Shares in DRS.

                  (b) A feature of DRS (currently referred to as "Profile") allows a broker, claiming to act on behalf of a Registered Owner of American Depositary Shares, to direct the Depositary to transfer to such broker the American Depositary Shares designated by such broker. The Depositary will be authorized and directed to comply with such directions from a broker only upon receipt of prior written authorization from the Registered Owner of such American Depositary Shares authorizing the Depositary to transfer such American Depositary Shares either to a broker specified by the Registered

Owner (it being understood that each Registered Owner may designate only one broker) or to any broker.

                  (c) The Depositary will not verify, determine or otherwise ascertain the accuracy and authenticity of the prior written authorization provided for in (b) above and it shall have no liability in relying upon such prior written authorization.

25.      DISTRIBUTION OF ADDITIONAL SHARES, RIGHTS, ETC.

                  The Depositary shall not be required to make any distribution pursuant to Sections 4.02, 4.03 or 4.04 of the Deposit Agreement unless the Company shall instruct it to do so and, at the request of the Depositary, the Company shall provide the Depositary with evidence reasonably satisfactory to the Depositary (including a legal opinion as provided for below) that such distribution is legally permissible. The Company agrees with Owners to take all actions necessary, including providing the Depositary with written instructions as required above and the opinions required pursuant to this Article, to cause the distribution to Owners of all Shares, rights and anything else distributed to the holders of Shares to the same extent and in the same form as any distributions made to the holders of Shares, except that Owners shall receive Receipts in lieu of Shares when Shares are distributed to holders of Shares. The Company agrees with Owners to register Shares, rights, Receipts and any other securities to be distributed under applicable laws, if required thereunder, and to take all other actions necessary to permit those distributions to be made to the Owners entitled thereto. The Company agrees with Owners that it shall not make any distribution to the holders of Shares or offer or cause to be offered to the holders of any Shares any rights to subscribe for additional Shares or any securities, property or rights of any other nature, unless (i) such distribution or offer is substantially contemporaneously made to Owners and (ii) in the case of rights, such Owners can exercise the rights upon the payment of the applicable exercise price and otherwise on substantially the same terms as rights offered to holders of Shares, subject to any payments in accordance with
Section 5.09 of the Deposit Agreement.

                  The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a "Distribution"), the Company will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

                  The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or registration is not required thereunder.

         The Depositary shall have no obligations or be subject to any liability with respect to the Company's obligations set forth in Section 5.07 of the Deposit Agreement and this Article 25.